UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2023

COMMUNITY WEST BANCSHARES

(Exact name of registrant as specified in its charter)

California	000-23575	77-0446957
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

445 Pine Avenue, Goleta, California	93117
(Address of principal executive offices)	(Zip code)

(805) 692-5821

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock	CWBC	NASDAQ

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of New Principal Officer

Community West Bancshares (Company) announced that Martin E. Plourd was appointed to serve as Interim President of the Company’s wholly owned subsidiary, Community West Bank, N.A. (Bank) on May 18, 2023. He commenced serving in that role on May 18, 2023. William F. Filippin, the Bank’s current President, has taken a temporary FMLA.CFRA leave. Mr. Plourd is expected to serve in this additional role until Mr. Filippin returns and resumes his duties.

There have been no transactions, involving any relationship between the Company and Mr. Plourd involving an amount that will exceed $120,000 (a “related party transaction”) other than regarding his current compensation arrangements.

There are no family relationships between Mr. Plourd and any of the directors and executive officers of the Company.

For additional information about Mr. Plourd, please see the information concerning Mr. Plourd set forth under the heading “Information About the Nominees” in the Company’s 2023 Proxy Statement, which Proxy Statement was filed with the Commission on April 17, 2023, and which information about Mr. Plourd is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 18, 2023

COMMUNITY WEST BANCSHARES

By: /s/Richard Pimentel

Richard Pimentel

Executive Vice President and Chief Financial Officer